SUB-ITEM 77Q1:  EXHIBITS


AMENDMENT #8
TO THE BY-LAWS
OF
FEDERATED FIXED INCOME SECURITIES
FUND, INC.
Effective August 18, 2005
Delete, ARTICLE IX, INDEMNIFICATION
in its entirety and replace with the following:
ARTICLE IX
INDEMNIFICATION

	Section 1.  INDEMNIFICATION OF
 DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland
General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors
and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership joint venture, trust, other enterprise or employee benefit plan to the fullest extent consistent with law.  The
indemnification and other rights provided by
 this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and
administrators of such a
person. This Article shall not protect any such person against any liability to the
 Corporation or any
Shareholder thereof to which such person would otherwise be subject by reason of (i) willful misfeasance,
(ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his
office ("disabling conduct").

	Section 2.  ACTION BY DIRECTOR AGAINST
THE CORPORATION.  With respect to any
action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (i) was authorized by a majority of the Directors or (ii) was instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.

	Section 3.  SURVIVAL.  The rights to
 indemnification set forth herein shall
continue as to a
person who has ceased to be a Director or officer of the Corporation and shall inure to the benefit of his heirs, executors and personal and legal representatives.

	Section 4.  AMENDMENTS. References
 in this Article are to the Maryland General
 Corporation
Law and to the Investment Company Act of 1940, as from time to time amended. No amendment or restatement of these by-laws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Director or officer of the
Corporation or otherwise
entitled to indemnification hereunder
in respect of any act or omission that
 occurred prior to such
amendment, restatement or repeal.

	Section 5.  PROCEDURE.
Notwithstanding the foregoing, no
 indemnification shall be made

hereunder unless there has been a
determination (i) by a final decision
on the merits by a court or other
body of competent jurisdiction before
 whom the issue of entitlement to
indemnification hereunder was
brought that such indemnitee is
entitled to indemnification hereunder
 or, (ii) in the absence of such a
decision, by (1) a majority vote of a
 quorum of those Directors who are neither
"interested persons" of the
Corporation (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding
 ("Disinterested
Non-Party Directors"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable (or even if obtainable, if such majority so directs) independent legal counsel in a written opinion concludes, based on a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of
 defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.

	Section 6.  ADVANCES.  Any current or
former director or officer of the Corporation seeking indemnification within the scope of this
 Article shall be entitled to advances
from the Corporation for
payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to fullest extent permissible under the Maryland General
Corporation Law.  The person seeking
indemnification shall provide to the Corporation a written affirmation of his good faith belief that the standard of conduct necessary for
indemnification by the
Corporation has been met and a written
 undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following
additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form
and amount acceptable to the Corporation
 for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance, or (c) a majority of a quorum of Disinterested
Non-Party
Directors, or independent legal counsel, in a written opinion, shall be determined, based on a review of facts readily available to the Corporation

at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

       Section 7.  OTHER RIGHTS.
 The rights accruing to any indemnitee
under these provisions shall
not exclude any other right which
ny person may have or hereafter acquire
under the Articles of
Incorporation or the by-laws of the
Corporation, by contract or otherwise
under law, by a vote of
stockholders or Directors who are
"disinterested persons" (as defined
in Section 2(a)(19) of the 1940 Act)
or any other right to which he may
 be lawfully entitled.
       Section 8.  INDEMNIFICATION OF
 EMPLOYEES AND AGENTS.  Subject to
 any limitations
provided by the Investment Company
Act of 1940 Act or otherwise under
 the Articles of Incorporation or
the by-laws of the Corporation,
contract or otherwise under law,
the Corporation shall have the power and authority to indemnify and provide for the advance payment of expenses to
 employees, agents and other

persons providing services to the
 Corporation or serving in any capacity
 at the request of the Corporation
to the full extent permitted by
applicable law, provided that such
indemnification has been approved by a
majority of the Directors.





Current as of:  8/18/94